UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

M&T BANK CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

New York	16-0968385
(State of Incorporation)	(I.R.S. Employer Identification No.)

One M&T Plaza Buffalo, New York	14203
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Warrants (expiring December 23, 2018)	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-182348

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The title of the securities to be registered hereunder is “Warrants (expiring December 23, 2018)” (the “Securities”). A description of the Securities is set forth under the section captioned “Description of the Warrants” in the registrant’s Preliminary Prospectus Supplement, dated December 10, 2012, to the Base Prospectus, which relates to the registrant’s registration statement on Form S-3ASR (No. 333-182348) and is hereby incorporated by reference into this registration statement.

Item 2. Exhibits.

4.1	Warrant Agreement, dated as of December 11, 2012, between the registrant and Registrar and Transfer Company.

4.2	Form of Warrant (included as part of Exhibit 4.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&T Bank Corporation

Date: December 12, 2012

	By:	/s/ Drew J. Pfirrman
Name: Drew J. Pfirrman
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Warrant Agreement, dated as of December 11, 2012, between the registrant and Registrar and Transfer Company.

4.2	Form of Warrant (included as part of Exhibit 4.1).